UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2008
Date of Report (Date of earliest event reported)

IMPALA MINERAL EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52880	98-0549550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 East First Avenue, Suite 201 Burnaby, British Columbia	V5C 3V8
(Address of principal executive offices)	(Zip Code)

(604) 229-7277
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 22, 2008, the Board of Directors of Impala Mineral Exploration Corp. (the "Company") accepted the resignations of Grant Sahaydak and Paul Anaka as directors of the Company.

On the same date, the Board of Directors of the Company accepted the consent of Stephen Mooney to serve as a director of the Company.

From 2003 to the present, Mr. Mooney worked in various managerial positions at Northwestel Inc./Northwestel Wireless Inc. based in Whitehorse, Yukon, including as a customer solutions experts team manager leading a team of customer solutions experts in preparing technical solutions and pricing of these solutions to meet customer business requirements, as a market development manager researching, developing and implementing a business plan for wireless products and services, and as a marketing project manager for new service development and introduction. From 2000 to 2003, Mr. Mooney served as a senior manager of global services for Commerce One in Austin, Texas. From 1997 to 2000, Mr. Mooney served as a supply chain practice leader for Edison Group Inc. in Dallas, Texas. From 1996 to 1997, Mr. Mooney worked as a human resources senior business analyst for the Government of Yukon in Whitehorse, Yukon. From 1991 to 1996, Mr. Mooney was the owner of Mooney & Associates Consulting Services in Whitehorse, Yukon.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's current officers and directors are as follows:

Name	Position
Robert Skelly	President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director
Brian Tuson	Director
Stephen Mooney	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPALA MINERAL EXPLORATION CORP.
Date: September 25, 2008.	"Robert Skelly" Name: Robert Skelly Title: President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director

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